DHI Group, Inc. Reports Fourth Quarter and Full Year 2017 Results

▪
Fourth quarter 2017 total revenues of $50.9 million, net income of $11.8 million and diluted EPS of $0.24, including $0.18 net benefit to EPS from unusual items impacting comparability to previous periods

▪	Cash flows from operations of $7.2 million in the fourth quarter; Adjusted EBITDA of $11.4 million including $1.8 million net benefit from unusual items impacting comparability to previous periods

▪	Completed the disposition of Health eCareers for $15.0 million, resulting in a $6.7 million pre-tax gain

New York, New York, February 7, 2018 - DHI Group, Inc. (NYSE: DHX) (“DHI” or the “Company”), a leading online career resource and talent acquisition platform for technology professionals and other select professional communities, today reported financial results for the quarter and year ended December 31, 2017.
"We accomplished a number of things in the fourth quarter, including having all the senior leaders of the functional areas in place, so the organization can execute on our strategy and our product roadmap. The early results are encouraging and the cadence that we established in the fourth quarter has set a strong foundation for 2018,” said Michael Durney, President and Chief Executive Officer of DHI Group, Inc. “We initiated a number of product features and enhancements in the quarter and in the new year that we feel really good about. Given the favorable fundamentals of tech career services and the strong competitive environment, it’s critical we move to capture market opportunity and ultimately work to return our business to growth."
Q4 2017 Tech-Focused Product and Business Highlights
Notable achievements as part of the tech-focused strategy:

▪
Launched several product features and improvements, including a new homepage and search functionality for eFinancialCareers, our new Dice homepage in beta that has reduced bounce rates and increased application rates, and a new salary tool which has improved user engagement

▪	Completed a Company-wide migration to a cloud-based platform, which will drive cost savings, improve SEO, result in faster response time, and accelerate product development and experimentation

▪
“Open Web First” go-to-market strategy drove 51% year-over-year growth in Dice customers with Open Web, increasing penetration of Dice recruitment package customers to 39% as of December 31, 2017, up from 24% a year ago

▪	On-boarded 80 additional search API clients and now have more than 950 customers with API integrations as of December 31, 2017, a 50% increase year-over-year

▪	Dice Careers app cumulative downloads were 58% higher than December 31, 2016

Q4 and Fiscal Year 2017 Segment Financial Highlights

“Fourth quarter results met our expectation of continuing modest top line trend improvement, and our continued focus on efficiency allowed us to maintain our levels of investment in product and marketing, without unduly impacting profitability," said Luc Grégoire, Chief Financial Officer. "We begin 2018 well positioned to execute our tech-focused strategy and realize the significant opportunity in the growing online tech recruitment market. While it may take a bit more time for our product roadmap to gain momentum and improve financial performance, initial feedback on product initiatives gives us confidence we are on the right path.”
The Company's two reportable segments are Tech-focused and Healthcare. The Tech-focused segment includes Dice, Dice Europe, ClearanceJobs, eFinancialCareers, and Brightmatter (absorbed into Tech-focused in the third quarter of 2017). The Healthcare segment includes Health eCareers, which was sold on December 4, 2017. Corporate and other includes Hcareers, Rigzone, BioSpace (transferred to BioSpace management effective January 31, 2018), as well as Slashdot Media (sold in January 2016) and getTalent, which has been discontinued.
The following tables summarize Revenues, Net Income, Adjusted EBITDA and Adjusted EBITDA Margin results for the quarters and years ended December 31, 2017 and 2016 ($ in millions). A reconciliation of Operating Income (Loss) to Adjusted EBITDA is included toward the end of this press release.

	Q4 2017	Q4 2016	Change	Fx Impact	FY 2017	FY 2016	Change	Fx Impact
Revenues
Tech-focused	$39.8	$41.7	(5)%	$0.5	$158.4	$170.6	(7)%	$(1.2)
Healthcare (1)	4.6	6.4	(28)%	—	24.4	27.1	(10)%	—
Corporate & Other	6.5	6.8	(4)%	—	25.2	29.3	(14)%	(0.1)
Total Revenues	$50.9	$54.9	(7)%	$0.5	$208.0	$227.0	(8)%	$(1.3)
Net Income (loss) (2)	$11.8	$5.5	115%		$16.0	$(5.4)	n.m.
Diluted earnings (loss) per share (2)	$0.24	$0.11	118%		$0.33	$(0.11)	n.m.

(1) Sold on December 4, 2017.
(2) Unusual items impacting comparability to previous periods increased net income by $8.8 million, including a tax benefit of $4.7 million related to certain discrete tax items, or $0.18 per share in Q4 2017, and increased net income $0.7 million, related to a tax benefit of $0.8 million from certain discrete tax items in Q4 2016. For Q4 2017 these items included: disposition related and other costs, gain on sale of business, restitution payment, and certain legal costs.

				Adjusted EBITDA Margin					Adjusted EBITDA Margin
Adjusted EBITDA	Q4 2017	Q4 2016	Change	2017	2016	FY 2017	FY 2016	Change	2017	2016
Tech-focused	$10.6	$17.1	(38)%	27%	41%	$48.9	$67.8	(28)%	31%	40%
Healthcare (1)	0.3	0.4	(25)%	7%	6%	1.4	2.5	(44)%	6%	9%
Corporate & Other	0.5	(3.6)	114%	8%	n.m.	(8.9)	(12.6)	29%	n.m.	n.m.
Total Adjusted EBITDA (2) (3)	$11.4	$13.9	(18)%	22%	25%	$41.4	$57.7	(28)%	20%	25%

(1) Sold on December 4, 2017.
(2) Unusual items impacting comparability to previous periods increased adjusted EBITDA by $1.8 million in Q4 2017 and decreased adjusted EBITDA by $0.2 million in Q4 2016. For Q4 2017 these items included: disposition related and others costs, proceeds from restitution award, and certain legal costs. Q4 2016 included certain legal costs.

(3) Reconciliations of Net Income and Operating Income to Adjusted EBITDA and of Operating Cash Flows to Adjusted EBITDA are included toward the end of this press release.
Business Outlook
For 2018, the Company expects current top line trends to continue initially, with improvement later in the year as new products gain adoption with tech professionals and recruiters. Investments in marketing will continue at fourth quarter run rates and product development will increase, funded with efficiency gains in other functional areas. This outlook results in an Adjusted EBITDA margin that is in line with our 2017 Adjusted EBITDA margin, excluding items that impact comparability to prior periods, and excluding the impact of the upcoming new revenue recognition accounting changes. On today’s conference call, management will discuss additional details of its tech-focused strategy, including context around the financial impact of the Company’s 2018 strategic objectives and operational plans.

Update on Divestiture of Non-Core Assets

As previously announced, on December 4, 2017 the Company completed the sale of Health eCareers for $15.0 million, resulting in a $6.7 million pre-tax gain.

The Company has progressed on its strategy for the remainder of its non-tech portfolio. The Company expects to finalize a deal to sell the data services division of the Rigzone business in the first quarter. The career services division of Rigzone will remain a part of DHI. The Company continues to respond to interest in the Hcareers business and is exploring a possible deal for the brand. Ownership of the BioSpace business has recently been transferred to BioSpace management, with DHI retaining a minority stake.

Conference Call Information

The Company will host a conference call accompanied by a presentation of supporting materials to discuss fourth quarter and full year results today at 8:30 a.m. Eastern Time.  Hosting the call will be Michael Durney, President and Chief Executive Officer, and Luc Grégoire, Chief Financial Officer.
The conference call and presentation will be available live through the Company's website in the Investor Relations section under Presentations & Events at www.dhigroupinc.com. The conference call can also be accessed by dialing 1-844-890-1790 or for international callers by dialing 1-412-380-7407. Please ask to be joined to the DHI Group, Inc. call. A replay will be available one hour after the call and can be accessed by dialing 1-877-344-7529 or 1-412-317-0088 for international callers; the replay passcode is 10116344. The replay will be available until February 14, 2018.
The call will also be webcast live from the Company’s website at www.dhigroupinc.com under the Investor Relations section.

Media & Investor Contact

Rachel Ceccarelli
Director, Corporate Communications
DHI Group, Inc.
212-448-8288
media@dhigroupinc.com

About DHI Group, Inc.
DHI Group, Inc. (NYSE: DHX) is a leading provider of data, insights and employment connections through our specialized services for technology professionals and other select online communities. Our mission is to empower tech professionals and organizations to compete and win through expert insights and relevant employment connections. Employers and recruiters use our websites and services to source, hire and connect with the most qualified and highly-skilled tech professionals, while professionals use our websites and services to find ideal employment opportunities, relevant job advice and tailored career-related data. For over 25 years, we have built our Company on providing employers and professionals with career connections, news, tools and information. Today, we serve multiple markets located throughout North America, Europe, the Middle East and the Asia Pacific region. Find out more at www.dhigroupinc.com.

Notes Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as adjusted earnings before interest, taxes, depreciation, amortization, non-cash stock based compensation expense, other non-recurring income or expense (“Adjusted EBITDA”) and Adjusted EBITDA margin provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes. The non-GAAP measures apply to consolidated results and results by segment or other measures as shown within this document. The Company has provided required reconciliations to the most comparable GAAP measures elsewhere in the document.

Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP metrics used by management to measure operating performance. Management uses Adjusted EBITDA as a performance measure for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses this measure to calculate amounts of performance based compensation under the senior management incentive bonus program. Adjusted EBITDA, as defined in our Credit Agreement, represents net income plus (to the extent deducted in calculating such net income) interest expense, income tax expense, depreciation and amortization, non-cash stock option expenses, losses resulting from certain dispositions outside the ordinary course of business, certain writeoffs in connection with indebtedness, impairment charges with respect to long-lived assets, expenses incurred in connection with an equity offering, extraordinary or non-recurring non-cash expenses or losses, transaction costs in connection with the Credit Agreement up to $250,000, deferred revenues written off in connection with acquisition purchase accounting adjustments, writeoff of non-cash stock compensation expense, and business interruption insurance proceeds, minus (to the extent included in calculating such net income) non-cash income or gains, interest income, and any income or gain resulting from certain dispositions outside the ordinary course of business.

We present Adjusted EBITDA as a supplemental performance measure because we believe that this measure provides our board of directors, management and investors with additional information to measure our performance, provide comparisons from period to period and company to company by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.

We also present Adjusted EBITDA because covenants in our Credit Agreement contain ratios based on this measure. Our Credit Agreement is material to us because it is one of our primary sources of liquidity. If our Adjusted EBITDA were to decline below certain levels, covenants in our Credit Agreement that are based on Adjusted EBITDA may be violated and could cause a default and acceleration of payment obligations under our Credit Agreement.

Adjusted EBITDA Margin is computed as Adjusted EBITDA divided by Revenues. Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP as a measure of our profitability.

Forward-Looking Statements
This press release and oral statements made from time to time by our representatives contain forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include, without limitation, information concerning our possible or assumed future results of operations. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our review of strategic alternatives from time to time, our ability to execute our tech-focused strategy, the review of potential dispositions of certain of our businesses and the terms and timing of any such transactions, the results and timing of our search for a new Chief Executive Officer, competition from existing and future competitors in the highly competitive market in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, the uncertainty surrounding the United Kingdom’s future departure from the European Union, including uncertainty in respect of the regulation of data protection and data privacy, failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, failure to successfully identify or integrate acquisitions, U.S. and foreign government regulation of the Internet and taxation, our ability to borrow funds under our revolving credit facility or refinance our indebtedness and restrictions on our current and future operations under such indebtedness. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission (the "SEC"), all of which are available on the Investors page of our website at www.dhigroupinc.com, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 to be filed with the SEC, under the headings “Risk Factors,” “Forward- Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

You should keep in mind that any forward-looking statement made by the Company or its representatives herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by applicable law.

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands except per share amounts)

	For the three months ended December 31,		For the year ended December 31,
	2017	2016	2017	2016

Revenues	$50,936	$54,938	$207,950	$226,970

Operating expenses:
Cost of revenues	7,293	7,569	29,974	32,126
Product development	5,754	6,391	24,984	25,714
Sales and marketing	20,870	18,878	80,508	77,451
General and administrative	9,970	10,862	40,749	43,684
Depreciation	2,049	2,210	9,752	9,849
Amortization of intangible assets	452	681	2,138	6,787
Impairment of goodwill & intangible assets	—	—	2,226	24,621
Disposition related and other costs	2,510	—	4,746	3,347
Total operating expenses	48,898	46,591	195,077	223,579
Other Operating Income:
Gain on sale of business	6,699	—	6,699	—
Proceeds from restitution payment	3,293	—	3,293	—
Total other operating income	9,992	—	9,992	—
Operating income	12,030	8,347	22,865	3,391
Interest expense	(668)	(888)	(3,445)	(3,481)
Other income (expense)	(13)	4	(23)	(29)
Income (loss) before income taxes	11,349	7,463	19,397	(119)
Income tax (benefit) expense	(409)	1,985	3,419	5,279
Net income (loss)	$11,758	$5,478	$15,978	$(5,398)

Basic earnings (loss) per share	$0.24	$0.12	$0.33	$(0.11)
Diluted earnings (loss) per share	$0.24	$0.11	$0.33	$(0.11)

Weighted average basic shares outstanding	48,055	47,444	47,908	48,319
Weighted average diluted shares outstanding	48,400	48,388	48,230	48,319

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	For the three months ended December 31,		For the year ended December 31,
	2017	2016	2017	2016
Cash flows from operating activities:
Net income (loss)	$11,758	$5,478	$15,978	$(5,398)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation	2,049	2,210	9,752	9,849
Amortization of intangible assets	452	681	2,138	6,787
Deferred income taxes	235	(1,291)	212	(3,268)
Amortization of deferred financing costs	48	81	690	324
Stock based compensation	2,333	2,395	8,608	11,145
Impairment of goodwill & intangible assets	—	—	2,226	24,621
Change in accrual for unrecognized tax benefits	(2,012)	(1,089)	346	(923)
(Gain) loss on sale of business	(6,699)	—	(6,699)	639
Changes in operating assets and liabilities:
Accounts receivable	(8,631)	(5,766)	1,976	2,281
Prepaid expenses and other assets	(79)	486	(1,120)	(132)
Accounts payable and accrued expenses	1,811	476	1,659	(2,954)
Income taxes receivable/payable	1,488	1,618	(2,111)	(64)
Deferred revenue	4,486	2,863	712	2,370
Other, net	(9)	(157)	42	(280)
Net cash flows from operating activities	7,230	7,985	34,409	44,997
Cash flows from investing activities:
Cash received from sale of business, net	12,947	—	12,947	2,429
Purchases of fixed assets	(3,062)	(3,238)	(13,222)	(11,699)
Purchases of cost method investments	—	(1,500)	(500)	(1,500)
Net cash flows from investing activities	9,885	(4,738)	(775)	(10,770)
Cash flows from financing activities:
Payments on long-term debt	(27,000)	(16,000)	(44,000)	(42,000)
Proceeds from long-term debt	—	10,000	—	27,000
Payments under stock repurchase plan	—	(3,393)	—	(29,572)
Proceeds from stock option exercises	—	142	403	2,806
Purchase of treasury stock related to vested restricted stock and performance stock units	(59)	(89)	(1,184)	(2,868)
Net cash flows used in financing activities	(27,059)	(9,340)	(44,781)	(44,634)
Effect of exchange rate changes	(74)	(341)	228	(656)
Net change in cash for the period	(10,018)	(6,434)	(10,919)	(11,063)
Cash, beginning of period	22,086	29,421	22,987	34,050
Cash, end of period	$12,068	$22,987	$12,068	$22,987

DHI GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

ASSETS	December 31, 2017	December 31, 2016
Current assets
Cash	$12,068	$22,987
Accounts receivable, net	38,769	43,148
Income taxes receivable	2,617	731
Prepaid and other current assets	5,086	3,312
Total current assets	58,540	70,178
Fixed assets, net	16,147	16,610
Acquired intangible assets, net	45,737	49,120
Goodwill	170,791	171,745
Deferred income taxes	469	306
Other assets	4,034	2,136
Total assets	$295,718	$310,095

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$22,196	$20,220
Deferred revenue	83,646	84,615
Income taxes payable	1,129	3,467
Total current liabilities	106,971	108,302
Long-term debt, net	41,450	84,760
Deferred income taxes	8,245	7,901
Income taxes payable	1,489	—
Accrual for unrecognized tax benefits	2,859	2,513
Other long-term liabilities	2,063	2,736
Total liabilities	163,077	206,212
Total stockholders’ equity	132,641	103,883
Total liabilities and stockholders’ equity	$295,718	$310,095

Supplemental Information and Non-GAAP Reconciliations
On the pages that follow, the Company has provided certain supplemental information that we believe will assist the reader in assessing our business operations and performance, including certain non-GAAP financial information and required reconciliations to the most comparable GAAP measure. A statement of operations and statement of cash flows for the three and twelve month periods ended December 31, 2017 and 2016 and a balance sheet as of December 31, 2017 and December 31, 2016 are provided elsewhere in this press release.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA
(Unaudited)
(dollars in thousands except per customer data)

	For the three months ended December 31,		For the year ended December 31,
	2017	2016	2017	2016
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$11,758	$5,478	$15,978	$(5,398)
Interest expense	668	888	3,445	3,481
Income tax (benefit) expense	(409)	1,985	3,419	5,279
Depreciation	2,049	2,210	9,752	9,849
Amortization of intangible assets	452	681	2,138	6,787
Impairment of goodwill & intangible assets	—	—	2,226	24,621
Non-cash stock compensation expense	2,333	2,395	8,608	10,245
Severance—Slashdot Media	—	—	—	981
Accelerated stock based compensation expense—Slashdot Media	—	—	—	900
(Gain) loss on sale of business	(6,699)	—	(6,699)	639
Costs related to strategic alternatives process	—	—	807	—
Costs related to divestitures	1,274	—	1,716	—
Other	13	246	23	279
Adjusted EBITDA	$11,439	$13,883	$41,413	$57,663

Reconciliation of Operating Cash Flows to Adjusted EBITDA:
Net cash provided by operating activities	$7,230	$7,985	$34,409	$44,997
Interest expense	668	888	3,445	3,481
Amortization of deferred financing costs	(48)	(81)	(690)	(324)
Income tax expense	(409)	1,985	3,419	5,279
Deferred income taxes	(235)	1,291	(212)	3,268
Severance—Slashdot Media	—	—	—	981
Change in accrual for unrecognized tax benefits	2,012	1,089	(346)	923
Change in accounts receivable	8,631	5,766	(1,976)	(2,281)
Change in deferred revenue	(4,486)	(2,863)	(712)	(2,370)
Costs related to strategic alternatives process	—	—	807	—
Costs related to divestitures	1,274	—	1,716	—
Changes in working capital and other	(3,198)	(2,177)	1,553	3,709
Adjusted EBITDA	$11,439	$13,883	$41,413	$57,663

Dice Recruitment Package Customers
Beginning of period	6,650	7,250	7,050	7,600
End of period	6,450	7,050	6,450	7,050

Average for the period (1)	6,550	7,150	6,700	7,300

Dice Average Monthly Revenue per Recruitment Package Customer (2)	$1,115	$1,117	$1,110	$1,120

(1) Reflects the daily average of recruitment package customers during the period.
(2) Reflects the simple average of each period presented.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)

	For the three months ended December 31, 2017
Reconciliation of Operating Income (Loss) to Adjusted EBITDA:	Tech-focused	Healthcare	Corporate & Other	Total
Operating income (loss)	$7,762	$(228)	$4,496	$12,030
Depreciation	1,724	174	151	2,049
Amortization of intangible assets	24	109	319	452
Non-cash stock compensation expense	795	(161)	1,699	2,333
Gain on sale of business	—	—	(6,699)	(6,699)
Costs related to strategic alternatives and divestitures process	271	425	578	1,274
Adjusted EBITDA	$10,576	$319	$544	$11,439

	For the three months ended December 31, 2016
Reconciliation of Operating Income (Loss) to Adjusted EBITDA:	Tech-focused	Healthcare	Corporate & Other	Total
Operating income (loss)	$14,328	$(392)	$(5,589)	$8,347
Depreciation	1,553	459	198	2,210
Amortization of intangible assets	90	181	410	681
Non-cash stock compensation expense	1,091	129	1,175	2,395
Other	—	—	250	250
Adjusted EBITDA	$17,062	$377	$(3,556)	$13,883

	For the year ended December 31, 2017
Reconciliation of Operating Income (Loss) to Adjusted EBITDA:	Tech-focused	Healthcare	Corporate & Other	Total
Operating income (loss)	$38,462	$(1,507)	$(14,090)	$22,865
Depreciation	6,868	1,625	1,259	9,752
Amortization of intangible assets	132	596	1,410	2,138
Non-cash stock compensation expense	2,940	255	5,413	8,608
Impairment of goodwill and intangibles	—	—	2,226	2,226
Gain on sale of business	—	—	(6,699)	(6,699)
Costs related to strategic alternatives and divestitures process	499	425	1,599	2,523
Adjusted EBITDA	$48,901	$1,394	$(8,882)	$41,413

	For the year ended December 31, 2016
Reconciliation of Operating Income (Loss) to Adjusted EBITDA:	Tech-focused	Healthcare	Corporate & Other	Total
Operating income (loss)	$54,066	$(929)	$(49,746)	$3,391
Depreciation	7,060	2,089	700	9,849
Amortization of intangible assets	1,923	835	4,029	6,787
Non-cash stock compensation expense	4,709	490	5,046	10,245
Impairment of goodwill	—	—	24,621	24,621
Severance—Slashdot Media	—	—	981	981
Accelerated stock based compensation expense—Slashdot Media	—	—	900	900
Loss on sale of business	—	—	639	639
Other	—	—	250	250
Adjusted EBITDA	$67,758	$2,485	$(12,580)	$57,663

Segment Definitions:
Tech-focused: Dice, Dice Europe, eFinancialCareers and ClearanceJobs; Healthcare: Health eCareers; Corporate & Other: Hcareers, Rigzone,
BioSpace, Slashdot, getTalent, and Corporate.

DHI GROUP, INC.
SUPPLEMENTAL DATA - REVENUE DETAIL
(Unaudited)
(in thousands)
	Revenue
	Q4 2017	Q4 2016	Change	$ FX Impact	YTD 2017	YTD 2016	Change	$ FX Impact
Dice (1)	$26,643	$29,515	(10)%	$123	$108,576	$121,410	(11)%	$(213)
eFinancialCareers	8,412	8,378	—%	420	32,480	35,103	(7)%	(1,000)
ClearanceJobs	4,705	3,831	23%	—	17,342	14,087	23%	—
Tech-focused business	39,760	41,724	(5)%	$543	158,398	170,600	(7)%	$(1,213)

Health eCareers	4,613	6,418	(28)%	—	24,354	27,065	(10)%	—
Hcareers (2)	3,488	3,431	2%	—	14,368	14,908	(4)%	—
Rigzone (2)	1,856	2,029	(9)%	—	7,171	9,484	(24)%	(60)
BioSpace (2)	1,227	1,314	(7)%	—	3,592	4,110	(13)%	—
Non-tech businesses	11,184	13,192	(15)%	—	49,485	55,567	(11)%	(60)
Slashdot Media and getTalent (2)	(8)	22	(136)%	—	67	803	(92)%	—
Total	$50,936	$54,938	(7)%	$543	$207,950	$226,970	(8)%	$(1,273)

(1) Includes Dice, Dice Europe, and Targeted Job Fairs
(2) Included in Corporate & Other